Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Houston American Energy Corp of our report dated April 2, 2024 relating to the reserves and future revenue which appears in the Annual Report on Form 10-K of Houston American Energy Corp for the year ended December 31, 2023. We also consent to reference to our firm as it appears under the caption “Experts” in said registration statement.

RUSSELL K. HALL AND ASSOCIATES, INC.
Midland, Texas
October 18, 2024